Filed Pursuant to Rule 424(b)(7)
Registration Filed No. 333-161404
Prospectus supplement
To prospectus dated August 17, 2009

10,537,755 Shares

Common stock

All of the shares of common stock in the offering are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is quoted on The New York Stock Exchange, or NYSE, under the symbol “WPI.” The last reported sale price of our common stock on the NYSE was $51.47 per share on November 10, 2010.

The underwriter has agreed to purchase our common stock from the selling stockholder at a price of $49.58 per share, which will result in $522,461,892.90 of proceeds to the selling stockholder. The underwriter may offer common stock from time to time in one or more transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See “Underwriting.”

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read carefully the discussion of material risks of investing in our common stock under the heading “Risk factors” beginning on page S-3 of this prospectus supplement and incorporated in this prospectus supplement by the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment on November 17, 2010.

Sole book-running manager

J.P. Morgan

November 11, 2010

About this prospectus supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the terms of this offering of shares of our common stock. The second part is the accompanying prospectus, which provides more general information. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement contains information about the shares of common stock offered in this offering by the selling stockholder and may add, update or change information in the accompanying prospectus. Before you invest in shares of our common stock, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading “Incorporation of certain information by reference” in this prospectus supplement.

Terms used, but not defined, in this prospectus supplement shall have the meanings ascribed to them in the accompanying prospectus.

You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us. Neither we nor the selling stockholder have authorized anyone to provide information or represent anything other than that contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. Neither we nor the selling stockholder are making an offer in any state or jurisdiction or under any circumstances where the offer is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate only as of the date on their cover pages and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

All references in this prospectus supplement and the accompanying prospectus to “Watson,” “the Company,” “we,” “us,” “our,” or similar references refer to Watson Pharmaceuticals, Inc., a Nevada corporation, and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

Incorporation of certain information by reference

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as “the Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 1, 2010;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 from our definitive proxy statement on Schedule 14A filed with the SEC on March 29, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 10, 2010, for the quarter ended June 30, 2010, filed with the SEC on August 6, 2010 and for the quarter ended September 30, 2010, filed with the SEC on November 5, 2010;

•	Our Current Reports on Form 8-K, filed with the SEC on February 16, 2010, March 2, 2010, March 5, 2010, May 12, 2010, July 8, 2010, August 10, 2010 and October 5, 2010;

•	Exhibits 99.1 and 99.2 attached to the registration statement of which this prospectus is a part; and

•	The description of our common stock contained on Form 8-A filed with the SEC on August 22, 1997, including any amendment or report filed for the purpose of updating that description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Secretary
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, California 92880
(951) 493-5300

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus.

Risk factors

An investment in our common stock involves risk. You should carefully consider the risks described below, together with the risks beginning on page 5 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, before reaching a decision regarding an investment in our common stock.

Risks relating to this offering and our common stock

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your common stock at or above the price you paid for your common stock. The market price of our common stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our common stock or the stock of other companies in our industry;

•	the failure of analysts to cover our common stock;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the impact on our profitability temporarily caused by the time lag between when we experience cost increases until these increases flow through cost of sales because of our method of accounting for inventory;

•	material litigations or government investigations;

•	changes in general conditions in the United States and global economies or financial markets, including those resulting from war, incidents of terrorism or responses to such events;

•	changes in key personnel;

•	sales of common stock by us or members of our management team;

•	the granting or exercise of employee stock options;

•	volume of trading in our common stock;

•	the ability to successfully integrate material acquisitions into our business operations; and

•	the realization of any risks described under “Risk Factors” in our Annual Report on Form 10-K.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our Company, and these fluctuations could materially reduce our share price and cause you to lose all or part of your investment. Further, in the past, market fluctuations and price declines in a company’s stock have led to securities class action litigations. If such a suit were to arise, it could have a substantial cost and divert our resources regardless of the outcome.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

The research and reports that industry or financial analysts publish about us or our business may vary widely and may not predict accurate results, but will likely have an effect on the trading price of our common stock. If an industry analyst decides not to cover our Company, or if an industry analyst decides to cease covering our Company at some point in the future, we could lose visibility in the market, which in turn could cause our stock price to decline. If an industry analyst downgrades our stock, our stock price would likely decline rapidly in response.

We have no plans to pay regular dividends on our common stock, so you may not receive funds without selling your common stock.

We have no plans to pay regular dividends on our common stock. We generally intend to invest our future earnings, if any, to fund our growth. Any payment of future dividends will be at the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant. Accordingly, you may have to sell some or all of your common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell your common stock and you may lose the entire amount of the investment.

Future sales of our common stock in the public market could lower our share price, and any additional capital raised by us through the sale of equity or convertible debt securities may dilute your ownership in us and may adversely affect the market price of our common stock.

We and certain of our stockholders may sell additional shares of common stock in subsequent public offerings. We may also issue additional shares of common stock or convertible debt securities to finance future acquisitions. As of November 10, 2010, we have 500,000,000 shares of common stock authorized and 132,513,551 shares of common stock outstanding. This number includes shares that the selling stockholder is selling in this offering, which may be resold immediately in the public market. While approximately 2,556,842, shares, or 1.9% of our total outstanding shares are restricted from immediate resale under the lock-up agreements being entered into in connection with this offering as described in “Underwriting“ below, such shares may be sold into the market in the near future. These shares will become available for sale following the expiration of the lock-up agreements, which will expire on January 9, 2011.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

Provisions of our articles of incorporation and bylaws and Nevada law might discourage, delay or prevent a change of control of our Company or changes in our management and, as a result, depress the trading price of our common stock.

Our articles of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our Company or changes in our management that the stockholders of our Company may deem advantageous. These provisions:

•	establish a classified board of directors so that not all members of our board are elected at one time;

•	require two-thirds voting to amend some provisions in our bylaws;

•	authorize the issuance of blank check preferred stock that our board could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	limit the ability of our stockholders to call special meetings of stockholders;

•	prohibit stockholder action by written consent by requiring all stockholder actions to be taken at a meeting of our stockholders;

•	provide that the board of directors is expressly authorized to amend our bylaws; and

•	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our Company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take corporate actions other than those you desire.

Forward-looking statements

Any statements made in this prospectus supplement, the accompany prospectus and the information incorporated herein and therein by reference may contain “forward-looking” statements. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to our management at the time these statements are made. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, including the integration of, and synergies associated with, strategic acquisitions, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that these statements are based on certain assumptions, risks and uncertainties, many of which are beyond our control. In addition, certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements. We believe the risks and uncertainties discussed under the section entitled “Risk factors,” and other risks and uncertainties detailed herein and from time to time in our filings with the Securities and Exchange Commission, may cause our actual results to vary materially from those anticipated in any forward-looking statement.

For a more detailed discussion of these and other risk factors, see Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as well as in Part II, Item IA. “Risk Factors” and Part I, Item 2. “Management Discussion of Financial Condition and Results of Operation” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010. The forward-looking statements included in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein are made only as of their respective dates, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Use of proceeds

All of the shares of common stock offered by this prospectus supplement will be sold by the selling stockholder. We will not receive any of the proceeds from the sale of shares by the selling stockholder.

Price range of our common stock

Our common stock is traded on the NYSE under the symbol “WPI.” The following table sets forth on a per share basis the high and low sales prices on the NYSE for our common stock for each of our fiscal quarters as indicated.

	High	Low

Year ending December 31, 2010:
First	$42.50	$32.26
Second	$44.97	$40.50
Third	$45.13	$39.34
Fourth (through November 10, 2010)	$52.01	$42.17
Year ended December 31, 2009:
First	$32.95	$23.05
Second	$33.97	$28.06
Third	$37.20	$32.61
Fourth	$40.25	$33.88
Year ended December 31, 2008:
First	$29.56	$23.90
Second	$32.70	$25.03
Third	$31.38	$26.66
Fourth	$29.65	$20.17

The last reported sale price of our common stock on November 10, 2010 on the NYSE was $51.47 per share. As of November 10, 2010, there were 2,710 holders of record of our common stock.

Dividend policy

We do not currently pay any cash dividends on our common stock and instead intend to retain any future earnings to fund future growth. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, level of indebtedness, statutory and contractual restrictions and other factors that our board of directors may deem relevant.

Material United States federal income tax
consequences to non-U.S. holders

The following is a summary of the material United States federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock as of the date hereof. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, nor does it address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date hereof. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to non-U.S. holders who purchase our common stock issued pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This discussion does not address all of the United States federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	partnerships, S corporations or other pass-through entities;

•	traders in securities that elect to mark to market;

•	broker-dealers or dealers in securities or currencies;

•	United States expatriates;

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that own, or are deemed to own, more than 5% of our outstanding common stock (except to the extent specifically set forth below);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons subject to the alternative minimum tax; or

•	persons that hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction.

If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds our common stock, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific United States federal income tax consequences to them of acquiring, owning or disposing of our common stock.

THIS DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

Definition of non-U.S. holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership for United States federal income tax purposes. A U.S. person is any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income tax regardless of its source; or

•	a trust (1) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on our common stock

If we make cash or other property distributions on our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in the common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its shares will be treated as capital gain realized on the sale or other disposition of the common stock and will be treated as described under “—Dispositions of Our Common Stock” below.

Dividends paid to a non-U.S. holder of our common stock generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Dividends paid on our common stock that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Dispositions of our common stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock.

Gain described in the first bullet point above will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to tax if such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period for such stock. We expect our common stock to be “regularly traded” on an established securities market, although we cannot guarantee that it will be so traded. If gain on the sale or other taxable disposition of our stock were subject to taxation under the third bullet point above, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in generally the same manner as a U.S. person.

Information reporting and backup withholding

We must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to distributions to a non-U.S. holder of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Unless a non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with, and the non-U.S. holder may be subject to backup withholding on the proceeds from, a sale or other disposition of our common stock. The certification procedures described in the above paragraph will satisfy these certification requirements as well.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

New legislation relating to foreign accounts

Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” (as specially defined under these rules) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation would apply to payments made after December 31, 2012. Prospective investors should consult their tax advisors regarding this legislation.

Selling stockholder

The following table sets forth information regarding the beneficial ownership of our common stock as of November 10, 2010, and as adjusted to reflect the sale of the shares of common stock offered in this offering by the selling stockholder.

With respect to the selling stockholder, all information contained in the table below is based upon the information provided to us by the selling stockholder, and we have not independently verified this information. The shareholders of Quiver Inc. include Anthony Selwyn Tabatznik, one of our directors.

The number of shares beneficially owned by the selling stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after November 10, 2010 through the exercise of any stock option or other right. The applicable percentage of ownership for each stockholder is based on 132,513,551 shares of common stock outstanding as of November 10, 2010, together with the shares underlying the applicable options and restricted stock units, if any, for that stockholder. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

	Shares beneficially owned prior to this			Shares beneficially owned as adjusted for
	offering		Shares offered	this offering
	Number	Percent	hereby	Number	Percent

Quiver Inc.(1)	10,537,755	8.0%	10,537,755	0	0%

(1)	Quiver Inc. is the direct beneficial owner, with shared dispositive and voting power, of 9,978,269 shares of common stock and also holds, with shared dispositive and voting power, 559,486 shares of common stock on behalf of certain former minority interest holders in subsidiaries of Robin Hood Limited (the “Arrow Group”). Friar Tuck Limited, of which Quiver Trust is a majority shareholder, is the direct beneficial owner, with shared dispositive and voting power, of 1,268,654 shares of common stock. Quiver Trust may be deemed to have beneficial ownership, with shared dispositive and voting power, of 11,806,409 shares, or 8.9%, of the outstanding common stock, comprised of (i) the 10,537,755 shares beneficially owned by Quiver Inc., because Quiver Trust, as the owner of approximately 75% of the equity of Quiver Inc., may be deemed to be the beneficial owner of such shares and (ii) the 1,268,654 shares of common stock beneficially owned by Friar Tuck, because Quiver Trust, as the owner of approximately 92% of the equity of Friar Tuck, may be deemed to be the beneficial owner of such shares. Stedtnik 1 Limited, as the trustee of Quiver Trust, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the 11,806,409 shares, or 8.9%, of the outstanding common stock beneficially owned by Quiver Trust. Queensmead Trust, as the owner of 100% of the equity of Stedtnik 1 Limited, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the 11,806,409 shares, or 8.9%, of the outstanding common stock beneficially owned by Stedtnik 1 Limited. Alexandria Bancorp Limited, as the trustee of Queensmead Trust, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the 11,806,409 shares, or 8.9%, of the outstanding common stock beneficially owned by Queensmead Trust. Quiver Inc. disclaims beneficial ownership of the shares of common stock held by Friar Tuck Limited.

Underwriting

Under the terms of an underwriting agreement, J.P. Morgan Securities LLC, as the underwriter in this offering, has agreed to purchase from the selling stockholder 10,537,755 shares of our common stock.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholder to the underwriter are true;

•	there is no material adverse change in our business or in the financial markets; and

•	we and the selling stockholder deliver customary closing documents to the underwriter.

J.P. Morgan Securities LLC proposes to offer the shares of common stock from time to time for sale in one or more transactions in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, J.P. Morgan Securities LLC may be deemed to have received compensation in the form of underwriting discounts. J.P. Morgan Securities LLC may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from J.P. Morgan Securities LLC and/or purchasers of shares of common stock for whom it may act as agent or to whom it may sell as principal.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $200,000.

A prospectus in electronic format may be made available on the web sites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to the selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933 relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock, or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our Company occurs; or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We, certain of our directors and executive officers and Friar Tuck Limited, an affiliate of the selling stockholder, have entered into lock up agreements with the underwriter prior to the commencement of this offering pursuant to which we and each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock (including, without limitation, common stock which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock without the prior written consent of J.P. Morgan Securities LLC, in each case other than (A) any shares of our common stock to be sold by the selling stockholder in this offering, (B) transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering, (C) transfers of shares of our common stock as a bona fide gift or gifts, (D) dispositions to any trust for the direct or indirect benefit of such person, or such person’s immediate family, (E) transfers or intestate succession to the legal representatives or a member of the immediate family of such person, (F) the surrender or forfeiture of shares of our common stock to us to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards, (G) distributions of shares of our common stock to members or stockholders of such person and (H) sales or transfers, in each case solely to us, in connection with the “net” exercise of outstanding options to purchase our common stock; provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E) or (G), each donee or distributee shall execute and deliver to J.P. Morgan Securities LLC a lock-up agreement in the form of this paragraph prior to such transfer and in the case of clause (H), the shares of common stock received by such person as the result of such “net” exercise remain subject to the lock-up agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E) or (G), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above). In addition, the foregoing shall not restrict (i) certain other specified transfers which, in aggregate for all directors and executive officers, do not exceed 300,000 shares of our common stock or (ii) the entry into or modification of a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) at any time, provided that, prior to the expiration of the 60-day period referred to above, the person party to such 10b5-1 Plan shall not transfer any of our common stock under such 10b5-1 Plan and no public announcement or disclosure (including any filing with the Securities and Exchange Commission) of entry into or modification of such 10b5-1 Plan is made or required to be made. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our Company occurs; or (2) prior to the expiration of the

60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is listed on the New York Stock Exchange under the symbol “WPI.”

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the amount of shares being sold pursuant to this prospectus referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter create a naked short position, they will purchase shares in the open market to cover the position.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriter that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on the New York Stock Exchange, in the over the counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

J.P. Morgan Securities LLC and its affiliates have provided in the past to us, the selling stockholder and our respective affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us, the selling stockholder and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, J.P. Morgan Securities LLC and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Legal matters

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada. Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. The underwriter is being represented by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, which report contains an explanatory paragraph on the effectiveness of internal control over financial reporting as of December 31, 2009 due to exclusion of certain elements of the internal control over financial reporting of the Arrow business the registrant acquired, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Robin Hood Holdings Limited and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the two-year period ended December 31, 2008, have been incorporated by reference in this Prospectus Supplement, in reliance upon the report of KPMG, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.watson.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the underwriting agreement and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the terms of the offered securities and related matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

PROSPECTUS

WATSON PHARMACEUTICALS, INC.

Common Stock
Preferred Stock
Debt Securities

We may offer and sell the securities in any combination from time to time in one or more offerings. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Investing in our securities involves risks.  See “Risk Factors” on page 5 of this prospectus, any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities and in our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended). By using a shelf registration statement, we may sell any amount and combination of our common stock, preferred stock and debt securities from time to time and in one or more offerings. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information in this prospectus described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and in any term sheet we authorize. We have not authorized any other person to provide you with different information. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Watson,” “we,” “our” and “us” in this prospectus, we mean Watson Pharmaceuticals, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.watson.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the terms of the offered securities and related matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as “the Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 23, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 1, 2009 and for the quarter ended June 30, 2009, filed with the SEC on July 31, 2009;

•	Our Current Reports on Form 8-K, filed with the SEC on March 11, 2009, June 19, 2009, July 7, 2009, July 17, 2009 and July 28, 2009.

•	Exhibits 99.1 and 99.2 attached to the registration statement of which this prospectus is a part.

•	The description of our Common Stock contained on Form 8-A filed with the Commission on August 22, 1997, including any amendment or report filed for the purpose of updating that description.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Secretary
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, California 92880
(951) 493-5300

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus, any accompany prospectus supplement and the information incorporated herein and therein by reference may contain “forward-looking” statements. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to our management at the time these statements are made. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, including the integration of, and synergies associated with, strategic acquisitions, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that these statements are based on certain assumptions, risks and uncertainties, many of which are beyond our control. In addition, certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements. We believe the risks and uncertainties discussed under the section entitled “Risks Related to Our Business,” and other risks and uncertainties detailed herein and from time to time in our SEC filings, may cause our actual results to vary materially than those anticipated in any forward-looking statement.

For a more detailed discussion of these and other risk factors, see Part  I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as well as in Part II, Item IA. “Risk Factors” and Part I, Item 2. “Management Discussion of Financial Condition and Results of Operation” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. The forward-looking statements included in this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein are made only as of their respective dates, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

WATSON PHARMACEUTICALS, INC.

We are a specialty pharmaceutical company engaged in the development, manufacturing, marketing, sale and distribution of generic (off-patent) and brand pharmaceutical products. Our operations are based predominantly in the United States of America and India, with our key commercial market being the U.S. As of December 31, 2008, we marketed approximately 150 generic pharmaceutical product families and 27 brand pharmaceutical product families through our Generic and Brand Divisions, respectively, and distributed approximately 8,000 stock-keeping units through our Distribution Division.

Watson is a Nevada Corporation. Our principal executive offices are located at 811 Bonnie Circle, Corona, California 92880. Our main telephone number is (951) 493-5300.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Forms 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges for Watson and its consolidated subsidiaries for the periods indicated.

	Six Months
	Ended
	June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006(1)	2005	2004

Ratio of Earnings to Fixed Charges	14.4	11.2	11.1	5.3	—	13.5	13.8

(1)	Due to the losses incurred by us for the year ended December 31, 2006 the coverage ratio was less than 1:1. We would have needed to generate additional earnings of $403.4 million to achieve a coverage ratio of 1:1 in the year ended December 31, 2006.

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For purposes of calculating the above ratios, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense (which includes interest on indebtedness and amortization of debt expense) and the portion of rents that Watson believes to be representative of the interest factor.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We may invest funds not required immediately for such purposes in short-term investment grade securities or as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	common stock;

•	preferred stock; and

•	debt securities.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock and debt securities, which may be offered under this prospectus. Any common stock or preferred stock that we offer may include rights to acquire our common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

VALIDITY OF SECURITIES

The validity of the any common stock or preferred stock will be passed upon for us by Greenberg Traurig, LLP, Las Vegas, Nevada, and the validity of any debt securities will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Robin Hood Holdings Limited and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the two-year period ended December 31, 2008, are included herein, in reliance upon the report of KPMG, independent auditors and upon the authority of said firm as experts in accounting and auditing.

10,537,755 shares

Common stock

PROSPECTUS SUPPLEMENT

Sole book-running manager

J.P. Morgan

November 11, 2010